Exhibit 99.2
NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
(UNAUDITED)
DISCLAIMER:
The Company strongly encourages investors to read its annual and quarterly filings with the Securities and Exchange Commission (the “SEC Filings”), including the financial statements and description of risk factors therein. Although certain information included in this chart is intended to be identical to information in the SEC Filings, in the event of a conflict between information included in the SEC Filings and in this chart, the SEC Filings should be relied upon. Other information included in this chart represents financial metrics compiled by the Company for internal use in analyzing certain aspects of its business (the “Internal Metrics”). The Internal Metrics represent management’s good faith estimates as of the date of this chart, and the Company makes no representations as to either their accuracy or completeness. The Company disclaims any obligation to update this chart to reflect future events or circumstances or to correct inaccuracies in historical information.

All numbers in $000s except Per Share, People data and	2008			2007				Full Year
percentages	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007
Revenues Before Reimbursements	$178,908	$189,385	$184,294	$179,693	$167,057	$169,650	$164,838	$681,238
Reimbursements	19,184	22,023	22,845	23,595	23,790	19,983	18,452	85,820
Total Revenues	198,092	211,408	207,139	203,288	190,847	189,633	183,290	767,058
Y/Y Growth rate	4%	11%	13%	13%	11%	15%	10%	13%
Q/Q Growth rate	-6%	2%	2%	7%	1%	3%	2%	N/A

Geographic Revenues as % of Total
U.S. Operations	82%	82%	85%	84%	85%	86%	89%	86%
Non U.S. Operations	18%	18%	15%	16%	15%	14%	11%	14%

Cost of Services Before Reimbursements	110,083	113,852	113,073	109,544	104,405	105,849	101,234	421,032
% of Revenues Before Reimbursements	62%	60%	61%	61%	62%	62%	61%	62%

General & Administrative Expenses	41,417	41,071	38,013	37,203	35,680	34,144	34,403	141,430
% of Revenues Before Reimbursements	23%	22%	21%	21%	21%	20%	21%	21%

EBITDA (1)	27,408	32,507	32,558	25,683	23,675	29,657	27,924	106,939
% of Revenues Before Reimbursements	15%	17%	18%	14%	14%	17%	17%	16%
Adjusted EBITDA (1)	27,408	34,462	33,208	32,946	26,972	29,657	29,201	118,776
% of Revenues Before Reimbursements	15%	18%	18%	18%	16%	17%	18%	17%

Operating Income	18,570	22,909	23,298	16,713	14,108	21,878	20,567	73,266
% of Revenues Before Reimbursements	10%	12%	13%	9%	8%	13%	12%	11%
Net Income	7,836	9,986	10,906	5,976	4,733	11,350	11,337	33,396
% of Revenues Before Reimbursements	4%	5%	6%	3%	3%	7%	7%	5%
Y/Y Growth rate	66%	-12%	-4%	-64%	-45%	-19%	-18%	-37%
Q/Q Growth rate	-22%	-8%	82%	26%	-58%	0%	-32%	N/A

Net Income Per Diluted Share	0.16	0.21	0.23	0.13	0.10	0.21	0.20	0.66
Adjusted Net Income Per Diluted Share(2)	0.17	0.24	0.25	0.22	0.14	0.21	0.22	0.80
Shares used in computing income per diluted share	48,895	48,257	46,838	46,533	46,462	54,126	55,907	50,757

Balance Sheet
Cash and cash equivalents	10,530	10,320	7,632	11,656	21,149	19,691	21,173	11,656
Trade accounts receivable, net	197,877	219,868	206,567	189,616	202,097	195,970	179,876	189,616
Days sales outstanding (3)	84	85	83	77	90	87	81	77
Debt	272,979	309,037	267,767	256,616	310,398	303,497	63,506	256,616

Share-based compensation expense related to consulting personnel	2,476	2,398	2,515	1,425	3,669	4,397	2,756	12,247

Employee Data (Period End)
Billable	1,952	1,928	1,896	1,944	2,009	1,907	1,928	1,944
Non-billable	589	585	561	539	557	568	536	539
Total	2,541	2,513	2,457	2,483	2,566	2,475	2,464	2,483

Segment Information

Business Segment Revenues
North American Dispute and Investigative Services	79,836	88,602	91,002	85,620	81,633	80,754	76,727	324,734
%of Total Revenues	40%	42%	44%	42%	43%	43%	42%	42%
North American Business Consulting Services	82,902	92,045	96,341	98,330	91,244	94,399	95,179	379,152
%of Total Revenues	42%	44%	47%	48%	48%	50%	52%	49%
International Consulting Operations	20,828	23,098	19,796	19,338	17,970	14,480	11,384	63,172
%of Total Revenues	11%	11%	10%	10%	9%	8%	6%	8%
Economics Consulting	14,526	7,663	n/a	n/a	n/a	n/a	n/a	n/a
%of Total Revenues	7%	4%	n/a	n/a	n/a	n/a	n/a	n/a

Segment Operating Profit
North American Dispute and Investigative Services	32,558	33,753	35,023	32,666	31,809	30,910	31,144	126,529
% of Revenues Before Reimbursements	45%	43%	42%	42%	43%	41%	44%	42%
North American Business Consulting Services	28,047	33,993	33,330	33,030	29,629	30,072	31,033	123,764
% of Revenues Before Reimbursements	38%	41%	40%	39%	38%	37%	37%	38%
International Consulting Operations	6,127	8,179	5,383	5,878	4,883	7,216	4,183	22,160
% of Revenues Before Reimbursements	33%	40%	32%	34%	33%	53%	44%	40%
Economics Consulting	5,954	2,948	n/a	n/a	n/a	n/a	n/a	n/a
% of Revenues Before Reimbursements	42%	40%	n/a	n/a	n/a	n/a	n/a	n/a

(1)	See accompanying reconciliation of EBITDA and Adjusted EBITDA

(2)	Adjusted EPS excludes certain operating costs in calculating net income as provided in the accompanying schedule

(3)	Q2 2008 DSO is calculated on a proforma basis as if the Chicago Partners acquisition had occurred April 1, 2008
Confidential & Proprietary

Other Operating Data

	2008			2007				Full Year
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007
Average Billable Full Time Equivalant Headcount
North American Dispute and Investigative Services	761	762	796	811	804	790	792	790
North American Business Consulting Services	886	914	940	998	1,001	1,003	1,052	1,018
International Consulting Operations	189	185	177	176	157	97	89	154
Economics Consulting	91	55	n/a	n/a	n/a	n/a	n/a	n/a
Total Company	1,927	1,916	1,913	1,985	1,962	1,890	1,933	1,962
Average Bill Rate (excluding success fees)
North American Dispute and Investigative Services	291	299	292	285	282	276	265	277
North American Business Consulting Services	227	227	213	196	200	203	201	200
International Consulting Operations	292	294	293	284	267	251	257	267
Economics Consulting	337	319	n/a	n/a	n/a	n/a	n/a	n/a
Total Company	265	266	254	240	238	236	230	236
Average Utilization (based off 1,850 hrs)
North American Dispute and Investigative Services	73%	77%	84%	78%	75%	76%	78%	77%
North American Business Consulting Services	78%	80%	84%	80%	79%	76%	77%	78%
International Consulting Operations	72%	76%	73%	66%	71%	85%	86%	75%
Economics Consulting	99%	88%	n/a	n/a	n/a	n/a	n/a	n/a
Total Company	76%	79%	83%	78%	77%	77%	78%	77%
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO OPERATING INCOME

	2008			2007				Full Year
All numbers in $000s	Q3	Q2	Q1	Q4	Q3	Q2	Q1	2007
Operating Income	18,570	22,909	23,298	16,713	14,108	21,878	20,567	73,266
Depreciation	4,330	4,381	4,165	4,274	4,189	3,995	3,721	16,179
Accelerated depreciation — office closures included in other operating costs	553	620	868	—	—	—	—	—
Amortization	3,955	4,597	4,227	4,696	5,378	3,784	3,636	17,494

EBITDA (3)	27,408	32,507	32,558	25,683	23,675	29,657	27,924	106,939

Operating Costs
Separation and Severance costs			—	2,663	3,348	—	1,277	7,288
Office consolidation (exluding depreciation above)	—	1,955	650	4,600	2,150	—	—	6,750
Gain on sale of property			—	—	(2,201)	—	—	(2,201)
Litigation Charge			—	—	—	—	—	—

Adjusted EBITDA (4)	27,408	34,462	33,208	32,946	26,972	29,657	29,201	118,776

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.
Confidential & Proprietary